Exhibit 99.1

PHARMERICA APPOINTS DAVID W. FROESEL, JR.

AS EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER

Louisville, Kentucky (August 2, 2013) – PharMerica Corporation (NYSE: PMC), a national provider of institutional pharmacy, specialty infusion and hospital pharmacy management services, today announced that it has appointed David W. Froesel, Jr. as Executive Vice President, Chief Financial Officer and Treasurer. Mr. Froesel has served as PharMerica’s interim Chief Financial Officer since April, 2013.

Gregory S. Weishar, PharMerica Corporation’s Chief Executive Officer, said, “After a thorough search process, we are pleased to announce that David Froesel has been selected as the Company’s Chief Financial Officer. David has a proven track record in our industry and has done a great job as Interim CFO. He is uniquely suited to serve as PharMerica’s Chief Financial Officer.

“I am honored to be a part of the PharMerica team,” said David Froesel. “I am excited about the Company’s long-term prospects and believe we will successfully execute our business strategies and continue to broaden the Company’s business lines. I have been impressed by the Company’s dedication to delivering outstanding customer service and product offerings. PharMerica has a great team of more than 6,100 employees who are dedicated to improving the lives of patients in the institutional and home settings through the use of innovative and dependable pharmaceutical services.”

About David W. Froesel, Jr.

Mr. Froesel, age 61, was Senior Vice President and Chief Financial Officer of Omnicare, Inc., from 1996 to 2009. Prior to that, he was Vice President, Finance & Administration and Corporate Controller of subsidiaries of Mallinckrodt Group, Inc., a $2.5 billion healthcare and specialty chemical company. He received a B.S. in Accounting from the University of Missouri-St. Louis and an M.S. in Accounting from St. Louis University, and he is a Certified Public Accountant.

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About PharMerica

PharMerica Corporation is a leading institutional pharmacy services company that services healthcare facilities in the United States, provides pharmacy management services to hospitals, and also provides specialty infusion services to patients outside a hospital setting. As of June 30, 2013, PharMerica operated 90 institutional pharmacies and 12 specialty infusion centers in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, nursing centers, assisted living facilities, hospitals, individuals receiving in-home care and other long-term alternative care providers.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions, and include, among other matters, the Company’s potential to realize additional opportunities in the market and to create shareholder value. These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release are included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

Contact

Investors and Analysts	Media
David W. Froesel, Jr.	Andrew Siegel / Alyssa Cass
Executive Vice President, Chief Financial	Joele Frank, Wilkinson Brimmer Katcher
Officer and Treasurer	212-355-4449
502-627-7950

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